Exhibit 10.27.1.2
March 12. 2008
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attention: David A. Brooks
               Chief Legal Officer/Head of Transactions
Phone: 972-778-9207
Dear Mr. Brooks:
Reference is hereby made to the ISDA Master Agreement between Wachovia Bank, National Association (“Wachovia”) and Ashford Hospitality Limited Partnership (“Ashford”) dated as of March 12, 2008, which includes the Schedule thereto (“Schedule”) (the ISDA Master Agreement and Schedule referred to herein as the “Agreement”). The Additional Termination Event contained in Part 1(h)of the Schedule provides that Wachovia shall have the right to terminate the Agreement pursuant to Section 5(b)(v) if Ashford’s obligations under the Agreement fail to be secured on the same terms in all relevant respects with the other Secured Obligations (the “Pari Passu Termination Event”). Notwithstanding the foregoing, Wachovia hereby agrees that it (and any other party entitled to terminate the Agreement following a Pari Passu Termination Event) shall not have the right to terminate, and shall not terminate, the Agreement pursuant to Section 5(b)(v) if the Pari Passu Termination Event occurs solely as a result of the Credit Agreement (as defined in the Schedule and as it exists on the date hereof) not providing, or having not been amended to provide, that Ashford’s obligations to Wachovia, as party to the Agreement, are secured on the same terms in all relevant respects with the other Secured Obligations. The provisions of this letter shall cease to apply as of, and any time after, the date that any such amendment to the Credit Agreement becomes effective. Ashford hereby agrees to support Wachovia in its efforts to so amend the Credit Agreement. Terms used herein and not otherwise defined herein or in the Agreement shall be defined in the Credit Agreement.
Please indicate your acknowledgement of the foregoing by signing below where indicated.

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:
Acknowledged and agreed as of the       day of March, 2008:
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
By: Ashford OP General Partner LLC, its general partner
By:
Name:
Title: